Calculation of Filing Fee Tables
S-3
STAG Industrial, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	STAG Industrial, Inc. Common Stock	415(a)(6)			$ 510,512,750.00			S-3	333-262791	02/16/2022	$ 47,324.53
			Total Offering Amounts:				$ 510,512,750.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) STAG Industrial, Inc. (the "Company") previously registered the offer and sale of shares of common stock (the "common stock"), of the Company having an aggregate offering price of up to $750,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act") on February 17, 2022 (the "Prior Prospectus Supplement"), pursuant to the Company's registration statement on Form S-3ASR (File No. 333-262791) filed with the Securities and Exchange Commission ("SEC") on February 16, 2022 (the "2022 Registration Statement"). In connection with the filing of the Prior Prospectus Supplement, the Company paid a filing fee of $69,525 in connection with the registration of shares of common stock having a maximum aggregate offering price of $750,000,000 to be issued and sold as part of an "at-the-market" offering. Of those shares of common stock, shares of common stock having an aggregate offering price of $239,487,250 have been sold and shares of common stock with a maximum aggregate offering price of $510,512,750 remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include the shares of common stock having an aggregate offering price of $510,512,750 previously registered on the 2022 Registration Statement (the "Carry Forward Securities"). The registration fee with respect to the Carry Forward Securities, totaling $47,324.53, was previously paid on February 17, 2022, and, pursuant to Rule 415(a)(6) under the Securities Act, such registration fee will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the 2022 Registration Statement was deemed terminated as of the immediate effectiveness of the Company's new registration statement on Form S-3ASR (File No. 333-284881) filed with the SEC on February 12, 2025. As a result, no additional filing fee is due.